Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4, as amended, of our report on the consolidated financial statements of Community First Bancshares, Inc. for the years ended December 31, 2015 and 2014 dated March 23, 2016 and to the reference to us under the heading “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ Erwin & Company

Erwin & Company

Little Rock, Arkansas

August 14, 2017